UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):    November 30, 2005

TECHNOCONCEPTS, INC.
 (Exact name of Company as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-90682 (Commission File Number)	84-1605055 (IRS Employer Identification No.)

 6060 Sepulveda Blvd., Suite 202, Van Nuys, CA  91411
(Address of principal executive offices)       (Zip Code)

Company's telephone number, including area code     (818) 988-3364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

As set forth in the Company’s Form 10KSB filed on January 14, 2005, on November 17, 2004 the Company entered into a securities purchase agreement (the "Purchase Agreement"), a registration rights agreement, and a security agreement with certain institutional investors (the "Buyers"). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Buyers agreed to purchase, 7% Secured Convertible Debentures (the “Debentures”) in the aggregate principal amount of $3,775,000 and warrants (“Warrants”) exercisable for a total of 608,000 shares of the Company’s common stock, par value $.001 per share ("Common Stock"), one half of which are exercisable at $3.50 per share and one half of which are exercisable at $4.00 per share. Net proceeds to the Company from this transaction were approximately $3,442,000, after the payment of commissions and expenses.

On November 23, 2005, certain debenture holders notified the Company that they were exercising their right to conversion and as a result, $750,000 of the $3,775,000 outstanding 7% Secured Convertible Debentures have been converted into 300,000 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 30, 2005
TECHNOCONCEPTS, INC.
 (Registrant)

By: /s/Michael Handelman
       Michael Handelman
       Chief Financial Officer